Exhibit 99.1
news release
QLT ANNOUNCES 2006 RESULTS
Provides Guidance on Eligard®, SG&A and R&D

For Immediate Release	February 22, 2007
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported its financial results for the fourth quarter ended December 31, 2006 and full year 2006 as well as issued its guidance for 2007. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
“Our performance in 2006 demonstrates our commitment to move QLT forward, with the completion of the share buyback, divestment of non-core assets, reduction of operating expenses, settlement of the TAP litigation, and a focused strategy to develop and commercialize new products in ocular and dermatology,” said Bob Butchofsky, President and Chief Executive Officer of QLT Inc. “Also, we were very pleased with the performance of Eligard® in 2006, reflecting strong growth in Europe following the product’s launch in many key markets.”
2006 RESULTS
Earnings Per Share (EPS) / Loss Per Share
QLT reported a loss per share of $1.56 in the fourth quarter and a loss per share of $1.20 for the full year 2006. The fourth quarter and full year losses were primarily due to a charge of $112.5 million recorded in connection with the previously announced settlement of the Eligard litigation by QLT USA, Inc., the Company’s wholly-owned United States subsidiary. In 2005, QLT reported a loss per share of $4.04 in the fourth quarter and a loss per share of $3.51 for the full year, which were primarily due to a charge of $410.5 million for impairment of goodwill and other intangibles.
Non-GAAP EPS was $0.08 in the fourth quarter and $0.37 for the full year 2006. Non-GAAP EPS excludes the charge for the litigation settlement, losses associated with the divestment of the generic dermatology and manufacturing assets in the fourth quarter, stock option expense, a restructuring charge, a milestone payment received in the second quarter related to a prior year asset disposal, and an income tax refund received during the third quarter. Exhibits 1 and 2 provide detailed reconciliations from GAAP to non-GAAP EPS for both the quarter and the full year.
Annual Sales
As previously announced, Visudyne® sales for the fourth quarter were $76.5 million, a decrease of 28.7% over sales in the fourth quarter of 2005. Worldwide Visudyne sales were $353.8 million for the full year 2006, 26.9% lower than for the full year 2005. For the full year 2006, worldwide Eligard® sales were $120.7 million, an increase of 37.7% over the full year 2005.

Revenues
Total revenues were $175.1 million in 2006, down 23.8% from the prior year due primarily to the decline in Visudyne end-user sales. Revenue from Visudyne for the year was $129.4 million, down 30.9% million from the prior year. QLT’s share of profit from Visudyne sales decreased to 27.6% from 31.7% in 2005. The decline in profitability occurred as the reduction in spending on Visudyne has not yet caught up to the decline in sales.
Research and Development (R&D) Expenses
Expenditures for R&D in 2006 were $56.4 million, down from $63.3 million in 2005 primarily due to reduced spending on our Lemuteporfin program. For the fourth quarter of 2006, expenditures for R&D were $12.7 million compared to $16.3 million in the same period of 2005.
Selling, General & Administrative (SG&A) Expenses
For 2006, SG&A expenditures of $42.2 million were up significantly from $23.0 million in 2005, primarily due to legal fees associated with ongoing patent litigation. In 2006, SG&A expense included $17.5 million for legal and related expenses associated with the TAP litigation. For the fourth quarter of 2006, SG&A expenditures were $14.6 million, up from $5.5 million in the fourth quarter of 2005, again primarily due to legal fees associated with ongoing patent litigation.
Eligard Litigation Settlement
On February 9, 2007 we announced that our subsidiary, QLT USA, Inc., had reached an agreement to settle litigation brought by TAP Pharmaceutical Products Inc. and its co-plaintiffs related to QLT USA’s Eligard products. Under the terms of the settlement agreement, QLT USA paid $112.5 million to TAP. As a result of the settlement, QLT Inc. recorded a charge of $112.5 million in its consolidated 2006 results.
Cash and Short-Term Investments
The Company’s cash, short-term investments, and restricted cash at December 31, 2006 totaled $378 million, compared with $466 million at December 31, 2005. The decrease was primarily attributable to the Dutch tender offer share repurchase the Company completed in the third quarter in which we repurchased 13 million shares for $104 million. The December 31, 2006 cash balance is reported before payment of the Eligard litigation settlement, which was paid in the first quarter of 2007.
2007 ELIGARD, SG&A AND R&D ANNUAL GUIDANCE
Bob Butchofsky continued, “In 2007, our primary objectives are to develop a robust ocular pipeline and stabilize Visudyne sales. Visudyne sales will continue to decline this year primarily as a result of increased competition in Europe. Because the timing and rate of decline are extremely difficult to predict, we will not provide Visudyne sales guidance at this time. However, I believe that Visudyne will continue to play an important role in treating patients with wet age-related macular degeneration (AMD) because of its unique role in closing leaking blood vessels in the retina, combined with new agents that prevent these blood vessels from reforming.”
Based on recent events and current trends in Eligard sales, we estimate Eligard sales will range from $140 million to $160 million in 2007.
R&D expenses for 2007, excluding up-front licensing fees, are expected to be between $45 million and $50 million. The Company expects SG&A expenses in 2007 to be in the range of $22 million to $25 million.

About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. Together with our subsidiaries, we have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.
A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales by Novartis under its agreement with QLT.
Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of the Securities Act (Ontario). Forward looking statements include, but are not limited to: the Company’s projections of 2007 sales of Eligard, 2007 R&D expenses and 2007 SG&A expenses and our expectations regarding the future role of Visudyne; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the Company’s future operating results are uncertain and likely to fluctuate, currency fluctuations in primary markets might impact financial results, the risk that future sales of Visudyne and Eligard may be less than expected (including as a result of the timing and impact of existing competitive products and/or new products launched by competitors and the level of physician acceptance of Visudyne in combination with other agents), the Company’s reliance on third parties for the manufacture and marketing of Visudyne and Eligard, we are still involved in ongoing litigation and the cost of litigation can be unpredictable and may increase our 2007 SG&A expenses and adversely affect financial condition beyond what is currently expected; general economic conditions and other factors described in detail in QLT’s Annual Information Form on Form 10 K, quarterly reports on Form 10 Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands of United States dollars, except per share information)	2006	2005 (1)	2006	2005(1)
(Unaudited)
Revenues
Net product revenue	$32,032	$42,172	$151,860	$204,046
Net royalties	6,151	4,324	21,099	15,816
Contract research and development	209	668	1,155	9,251
Licensing and milestones	244	222	976	724

	38,636	47,386	175,090	229,837

Costs and expenses
Cost of sales	9,993	9,825	42,191	46,056
Research and development	12,724	16,300	56,428	63,330
Selling, general and administrative	14,614	5,525	42,228	22,975
Depreciation	1,528	1,867	6,255	6,768
Amortization of intangibles	—	2,256	—	6,334
Litigation settlement	112,500	—	112,500	—
Impairment of goodwill and other intangibles	—	401,085	—	401,085
Impairment of plant and equipment	—	6,955	—	6,955
Restructuring charge	3,018	4,657	2,828	8,042

	154,377	448,470	262,430	561,545

Operating loss	(115,741)	(401,084)	(87,340)	(331,708)

Investment and other income (expense)
Net foreign exchange (losses) gains	(820)	456	(3,706)	4,152
Interest income	5,161	4,147	20,488	13,203
Interest expense	(1,741)	(1,594)	(6,595)	(6,357)
Other gains	2	45	2,773	49

	2,602	3,054	12,960	11,047

Loss from continuing operations before income taxes	(113,139)	(398,030)	(74,380)	(320,661)
Recovery (provision) for income taxes	2,634	35,201	(9,035)	7,177

Loss from continuing operations	(110,505)	(362,829)	(83,415)	(313,484)

Loss from discontinued operations, net of income taxes	(6,971)	(7,564)	(18,190)	(11,928)

Net loss	$(117,476)	$(370,393)	$(101,605)	$(325,412)

Basic net loss per common share
Continuing operations	$(1.47)	$(3.96)	$(0.99)	$(3.38)
Discontinued operations	(0.09)	(0.08)	(0.22)	(0.13)

Net loss	$(1.56)	$(4.04)	$(1.20)	$(3.51)

Diluted net loss per common share
Continuing operations	$(1.47)	$(3.96)	$(0.99)	$(3.38)
Discontinued operations	(0.09)	(0.08)	(0.22)	(0.13)

Net loss	$(1.56)	$(4.04)	$(1.20)	$(3.51)

Weighted average number of common shares outstanding (in thousands)
Basic	75,183	91,610	84,596	92,637
Diluted	75,183	91,610	84,596	92,637

(1) Restated to conform with discontinued operations reporting.	Page 4 of 8

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	December 31,	December 31,
(In thousands of United States dollars)	2006	2005
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$299,053	$345,799
Short-term investment securities	75,163	119,816
Restricted cash	3,916	—
Accounts receivable	38,872	43,986
Income taxes receivable	4,049	—
Inventories	34,268	46,239
Current portion of deferred income tax assets	8,657	2,480
Other	14,031	20,728

	478,009	579,048

Property, plant and equipment	50,497	52,797
Assets held for sale	—	29,626
Deferred income tax assets	9,838	7,593
Goodwill	98,159	103,958
Other long-term assets	2,121	3,472

	$638,624	$776,494

LIABILITIES
Current liabilities
Accounts payable	$15,256	$14,519
Accrued liabilities	125,322	17,901
Income taxes payable	29	17,253
Accrued restructuring charge	2,383	5,205
Current portion of deferred revenue	11,508	9,457

	154,498	64,335

Deferred income tax liabilities	5,483	9,800
Deferred revenue	2,929	3,748
Long-term debt	172,500	172,500

	335,410	250,383

SHAREHOLDERS’ EQUITY
Common shares	708,206	861,676
Additional paid in capital	114,724	66,565
Accumulated deficit	(603,251)	(501,645)
Accumulated other comprehensive income	83,535	99,515

	303,214	526,111

	$638,624	$776,494

As at December 31, 2006, there were 75,188,980 issued and outstanding common shares and 7,161,739 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2006 Fourth Quarter Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 1

				Three months ended
	Three months ended			December 31, 2006
	December 31, 2006			Adjusted
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)
(Unaudited)
Revenues
Net product revenue	$32.0	$—		$32.0
Net royalties	6.2	—		6.2
Contract research and development	0.2	—		0.2
Licensing and milestones	0.2	—		0.2

	38.6	—		38.6

Cost and expenses
Cost of sales	(10.0)	0.0	(a)	(10.0)
Research and development	(12.7)	0.6	(a)	(12.1)
Selling, general and administrative	(14.6)	0.3	(a)	(14.3)
Depreciation	(1.5)	—		(1.5)
Litigation settlement	(112.5)	112.5	(e)	—
Restructuring charge	(3.0)	3.0	(b)	—

	(154.4)	116.4		(37.9)

Operating (loss) income	(115.7)	116.4		0.7
Investment and other income (expense)
Net foreign exchange losses	(0.8)	—		(0.8)
Interest income	5.2	—		5.2
Interest expense	(1.7)	—		(1.7)
Other gains	0.0	—		0.0

	2.6	—		2.6

(Loss) income from continuing operations before income taxes	(113.1)	116.4		3.3
Recovery for income taxes	2.6	(0.7	)(c)	2.0

(Loss) income from continuing operations	(110.5)	115.7		5.2

(Loss) income from discontinued operations, net of income taxes	(7.0)	8.1	(a), (d)	1.1

Net (loss) income	$(117.5)	$123.8		$6.3

Basic net (loss) income per common share:
Continuing operations	$(1.47)			$0.07
Discontinued operations	(0.09)			0.01

Net (loss) income	$(1.56)			$0.08

Diluted net (loss) income per common share:
Continuing operations	$(1.47)			$0.07
Discontinued operations	(0.09)			0.01

Net (loss) income	$(1.56)			$0.08

Weighted average number of common shares outstanding (in millions)
Basic	75.2			75.2
Diluted	75.2			75.2

Adjustments:
(a) Remove stock based compensation.
(b) Remove restructuring charge.
(c) Remove the income tax impact of (b).
(d) Remove loss on disposal of assets held for sale and related income tax impact.
(e) Remove patent litigation settlement.
(1) The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2006 Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 2

				Year ended
	Year ended			December 31, 2006
	December 31, 2006			Adjusted
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)
(Unaudited)
Revenues
Net product revenue	$151.9	$—		$151.9
Net royalties	21.1	—		21.1
Contract research and development	1.2	—		1.2
Licensing and milestones	1.0	—		1.0

	175.1	—		175.1

Cost and expenses
Cost of sales	(42.2)	0.1	(a)	(42.1)
Research and development	(56.4)	2.4	(a)	(54.0)
Selling, general and administrative	(42.2)	1.3	(a)	(40.9)
Depreciation	(6.3)	—		(6.3)
Litigation settlement	(112.5)	112.5	(f)	—
Restructuring charge	(2.8)	2.8	(b)	—

	(262.4)	119.1		(143.3)

Operating (loss) income	(87.3)	119.1		31.8

Investment and other income (expense)
Net foreign exchange losses	(3.7)	—		(3.7)
Interest income	20.5	—		20.5
Interest expense	(6.6)	—		(6.6)
Other gains	2.8	(1.8)	(c)	1.0

	13.0	(1.8)		11.2

(Loss) income from continuing operations before income taxes	(74.4)	117.4		43.0
Provision for income taxes	(9.0)	(2.0)	(d)	(11.0)

(Loss) income from continuing operations	(83.4)	115.4		32.0

Loss from discontinued operations, net of income taxes	(18.2)	17.6	(a),(e)	(0.6)
Net (loss) income	$(101.6)	$133.0		$31.4

Basic net (loss) income per common share:
Continuing operations	$(0.99)			$0.38
Discontinued operations	(0.22)			(0.01)

Net (loss) income	$(1.20)			$0.37

Diluted net (loss) income per common share:
Continuing operations	$(0.99)			$0.38
Discontinued operations	(0.22)			(0.01)

Net (loss) income	$(1.20)			$0.37

Weighted average number of common shares outstanding (in millions)
Basic	84.6			84.6
Diluted	84.6			84.6

Adjustments:
(a) Remove stock based compensation.
(b) Remove restructuring charge.
(c) Remove milestone payment related to a prior year asset disposal.
(d) Remove the recovery of income tax related to a prior year and the income tax impact of (b) and (c).
(e) Remove impairment and disposal of assets held for sale, net of related income tax impact.
(f) Remove patent litigation settlement.
(1) The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc. will hold an investor conference call to discuss year-end results and 2007 guidance on Thursday, February 22 at 8:30 a.m. eastern time (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-395-0364 (North America) or 402-220-2885 (International), access code 6681412.

QLT Inc.:
Vancouver, Canada
Tamara Hicks / Bal Bains
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-Synthelabo Inc.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”